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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


                                                       JURISDICTION OF
               COMPANY NAME                      INCORPORATION OR ORGANIZATION
               ------------                      -----------------------------

 1.   Alexon-Trend, Inc.                                  Wisconsin
 2.   Allesee Orthodontic Appliances, Inc.                Wisconsin
 3.   Barnstead Thermolyne Corporation                    Delaware
 4.   belle de st. claire, inc.                           Wisconsin
 5.   CASCO Standards, Inc.                               Wisconsin
 6.   Chase Scientific Glass, Inc.                        Wisconsin
 7.   Clinical Standards Labs, Inc.                       California
 8.   Erie Electroverre SA                                Switzerland
 9.   Erie Scientific Company                             Delaware
 10.  Erie Scientific Company of Puerto Rico              Delaware
 11.  Erie Scientific Hungary Kft.                        Hungary
 12.  Erie Scientific International Corporation           Delaware
 13.  Erie-Watala Glass Company Limited                   Hong Kong
 14.  Ever Ready Thermometer Co., Inc.                    Wisconsin
 15.  Flexible Components, Inc.                           Wisconsin
 16.  Gerhard Menzel Glasbearbeitungswerk
         GmbH & Co. KG                                    Germany
 17.  Kerr Australia Pty. Ltd.                            Australia
 18.  Kerr Corporation                                    Delaware
 19.  Kerr GmbH                                           Germany
 20.  Kerr Italia S.p.A.                                  Italy
 21.  Kerr UK Limited                                     England
 22.  Lida Manufacturing Corporation                      Illinois
 23.  Metrex Research Corporation                         Wisconsin
 24.  Nalge (Europe) Limited                              England
 25.  Nalge Nunc International Corporation                Delaware
 26.  Nalge Nunc International Holdings, Inc.             Delaware
 27.  Nalge Nunc International K.K.                       Japan
 28.  National Scientific Company                         Wisconsin
 29.  The Naugatuck Glass Company                         Connecticut
 30.  New England Reagent Laboratory, Inc.                Wisconsin
 31.  Nunc A/S                                            Denmark
 32.  Nunc GmbH & Co. KG                                  Germany
 33.  Ormco Corporation                                   Delaware
 34.  Ormco de Mexico SA de CV                            Mexico
 35.  Ormco (Europe) AG                                   Switzerland
 36.  Ormco Pty. Ltd.                                     Australia
 37.  Ormex SA de CV                                      Mexico
 38.  Pure Fit, Inc.                                      Wisconsin


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                                                                      EXHIBIT 21

                                                      JURISDICTION OF
            COMPANY NAME                        INCORPORATION OR ORGANIZATION
            ------------                        -----------------------------

  39.  Remel Inc.                                         Wisconsin
  40.  Richard-Allan Scientific Company                   Wisconsin
  41.  SDS de Mexico SA de CV                             Mexico
  42.  Sani-Tech, Inc.                                    Wisconsin
  43.  Sybron Canada Limited                              Canada
  44.  Sybron Dental Specialties, Inc.                    Delaware
  45.  Sybron Dental Specialties Japan, Inc.              Japan








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